Exhibit 99.1

NEWS RELEASE

Lumen Announces Results of Any and All Cash Tender Offers

DENVER, Oct. 3, 2022 /PRNewswire/ — Lumen Technologies, Inc. (NYSE: LUMN) (the “Company” or “Lumen”) announced today the results of its and its indirect, wholly-owned subsidiaries’ previously-announced cash tender offers (the “Offers”) to purchase any and all of the outstanding notes identified in the table below (collectively, the “Notes”) pursuant to the terms and conditions as set forth in the Offer to Purchase (as it may be amended or supplemented from time to time, the “Offer to Purchase”), including the Notice of Guaranteed Delivery, dated September 26, 2022. According to information received from Global Bondholder Services Corporation, the tender and information agent for the Offers, the table below sets forth the aggregate principal amount of each series of Notes that were validly tendered and not validly withdrawn on or prior to 5:00 p.m., New York City time, on September 30, 2022 (such date and time, the “Expiration Time”). Capitalized terms used in this release but not otherwise defined have the meaning given in the Offer to Purchase.

Issuer and Offeror	Title of Notes	CUSIP Number(s)/ISIN(1)	Aggregate Principal Amount of Notes Tendered as of the Expiration Time(2)	Amount Tendered as Percentage of Outstanding Principal Amount Prior to the Offers(2)	Aggregate Purchase Price Expected to be Paid for Notes Tendered(2)(3)	Aggregate Principal Amount of Notes Tendered pursuant to Notice of Guaranteed Delivery
Lumen Technologies, Inc.	6.750% Senior Notes, Series W, due 2023(4)	156700AX4 / US156700AX46	$633,837,000	84.51%	$648,776,538.09	$2,499,000
Lumen Technologies, Inc.	7.500% Senior Notes, Series Y, due 2024(4)	156700BA3 / US156700BA34	$905,192,000	92.17%	$941,906,587.52	$5,106,000
Lumen Technologies, Inc.	5.625% Senior Notes, Series X, due 2025	156700AZ9 / US156700AZ93	$269,990,000	54.00%	$263,240,250.00	$4,680,000
Lumen Technologies, Inc.	7.200% Senior Notes, Series D, due 2025	156686AJ6 / US156686AJ67	$34,199,000	34.20%	$34,028,005.00	—
Lumen Technologies, Inc.	5.125% Senior Notes due 2026	156700BB1 & U1566PAB1 / US156700BB17	$484,077,000	39.08%	$420,541,893.75	$18,884,000
Lumen Technologies, Inc.	6.875% Debentures, Series G, due 2028	156686AM9/ US156686AM96	$126,236,000	29.70%	$109,825,320.00	$5,798,000
Lumen Technologies, Inc.	5.375% Senior Notes due 2029	550241AA1 & U54985AA1 / US550241AA19	$489,625,000	48.96%	$369,054,843.75	$3,706,000
Embarq Florida, Inc.	7.125% Senior Notes due 2023(4)	913026AU4 / US913026AU40	$24,780,000	33.76%	$24,780,000.00	—
Embarq Florida, Inc.	8.375% Senior Notes due 2025(4)	913026AT7 / US913026AT76	$181,000	0.28%	$181,000.00	—
Qwest Capital Funding, Inc.	6.875% Senior Notes due 2028	912912AQ5 / US912912AQ52	$36,097,000	32.14%	$31,765,360.00	—
Qwest Capital Funding, Inc.	7.750% Senior Notes due 2031	74913EAJ9, 74913EAG5 & U74902AD6 / US74913EAJ91	$26,474,000	18.59%	$23,297,120.00	—

(1)	No representation is made as to the correctness or accuracy of the CUSIP numbers/ISINs listed in the table above. They are provided solely for convenience.
(2)	Excludes the principal amount of Notes tendered pursuant to the Notice of Guaranteed Delivery.
(3)	Excludes Accrued Interest, which will be paid on Notes accepted for purchase by the applicable Offeror as described in the Offer to Purchase.
(4)	Subject to the concurrent redemption described further below.

The consummation of each Offer is not conditioned upon any minimum amount of Notes being tendered or the consummation of any other Offer. However, applicable Offeror’s obligation to accept for payment and to pay for the Notes validly tendered in the Tender Offers is subject to the satisfaction or waiver of the conditions as described in the Offer to Purchase, including, among other things, completion of the Company’s previously-announced divestiture of its facilities-based incumbent local exchange business conducted within 20 primarily

Midwestern and Southeastern states to Connect Holding LLC (doing business as “Brightspeed”), an affiliate of funds advised by Apollo Global Management, Inc. (the “Divestiture Condition”). The Divestiture Condition is expected to be satisfied on October 3, 2022, which may affect the Settlement Date.

The applicable Offeror reserves the right, subject to applicable law, at any time with respect to any or all of the Offers, to (a) waive in whole or in part any or all conditions to the Offers; (b) delay the acceptance for purchase of any Notes or delay the purchase of any Notes; or (c) otherwise terminate any Offer with respect to one or more series of Notes.

Concurrently with the commencement of the Offers, on September 26, 2022, (i) Embarq Florida issued notices to redeem any of its 7.125% Senior Notes due 2023 (the “2023 Notes”) and 8.375% Senior Notes due 2025 (the “2025 Notes” and, together with the 2023 Notes, the “Embarq Florida Notes”) that remain outstanding as of the redemption date, November 4, 2022, at par, plus accrued and unpaid interest to, but not including, the redemption date, and (ii) Lumen issued notices to redeem, subject to the Divestiture Condition, any of its 6.750% Senior Notes, Series W, due 2023 (the “Series W Notes”) and 7.500% Senior Notes, Series Y, due 2024 (the “Series Y Notes”) that remain outstanding as of the redemption date, October 26, 2022, at a redemption price equal to the greater of par or par plus the “make-whole” premium set forth in the terms of such Notes, plus accrued and unpaid interest to, but not including, the redemption date. As discussed further in the Offer to Purchase, the Offerors or any of their affiliates also may, from time to time, purchase other outstanding debt securities through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemptions or other similar transactions.

The Offers are only being made pursuant to the Offer to Purchase. This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes in the Offers. The Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Offers are required to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of the applicable Offeror by the dealer managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Neither this press release nor anything contained herein is a notice of redemption for the Embarq Florida Notes, the Series W Notes or the Series Y Notes, or any other debt securities under the applicable indentures governing such debt securities.

About Lumen

Lumen Technologies, Inc. (NYSE: LUMN) is guided by our belief that humanity is at its best when technology advances the way we live and work. With approximately 400,000 route fiber miles and serving customers in more than 60 countries, we deliver the fastest, most secure platform for applications and data to help businesses, government and communities deliver amazing experiences.

Lumen and Lumen Technologies are registered trademarks of Lumen Technologies LLC in the United States. Lumen Technologies LLC is a wholly-owned affiliate of Lumen Technologies, Inc.

Forward Looking Statements

Except for historical and factual information, the matters set forth in this release and other of Lumen’s oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,”

“intends,” and similar expressions are forward-looking statements. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond Lumen’s control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by Lumen in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the ability of the applicable Offeror to consummate the Offers and the Divestiture Condition; corporate developments that could preclude, impair or delay the Offers due to restrictions under the federal securities laws; changes in the cash requirements, financial position, financing plans or investment plans of the applicable Offeror; changes in general market, economic, tax, regulatory or industry conditions; and other risks referenced from time to time in our filings with the U.S. Securities and Exchange Commission (“SEC”). For all the reasons set forth above and in the SEC filings of Lumen and its affiliates, you are cautioned not to unduly rely upon any forward-looking statements, which speak only as of the date made. Lumen undertakes no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about the applicable Offeror’s intentions contained in any forward-looking statements reflects such Offeror’s intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and their assumptions as of such date. Lumen may change its intentions, strategies or plans (including the plans expressed herein) without notice at any time and for any reason.

Media Relations Contact:	Investor Relations Contact:
Tracey Conway	Mike McCormack, CFA
P: 720.888.4443	P: 720.888.3514
Tracey.Conway@lumen.com	Mike.McCormack@lumen.com